Enterprise Agreement

This agreement is entered into in Tirana, as of 7 September 2012 and it is based on the part five, title two, chapter 7 and in continuation of the Civil Code of the Republic of Albania on the Enterprise Agreement.

Article 1

Parties of the agreement

For the purpose of this agreement the parties herein shall be defined as:

a.	Orederer
b.	Entreprenuer

The Orderer: The company “Petrosonic Albania Sh.a”, with registered Office in Tirana, represented by Mr. Bendis Husi.

The Entrepreneur: Pavli Vallja Company, certified legal person with registered Office in

Fier, represented by Mr. Pavli Vallja

Article 2

Agreement endorsement venue

This agreement is entered in Tirana, dated 7 September 2012.

Article 3

Object of agreement

An enterprise to entirely assemble the plan and the respective lines, as well as the fire protection system of the plant dividing the asphaltene from the gross heavy fuel based on the technological scheme of the company “Petrosonic Albania Sh.a”, attached in the Annex A of this agreement, and located in Mbrostar, Fier.

Article 4

Realization Term of the object of agreement

8 weeks from the endorsement date of the agreement by the parties.

Article 5

Price

The price for the entire assembling according to the technological scheme in the Annex A attached herein and the fire protection systems with foam solution, water freezing and cooling and all the other components of the reservoir, is the total quotation according to the Annex B. The total price includes the materials and VAT.

If the materials or special devices shall be purchased by the Orderer, then these amounts shall be deducted from the final payment of the quotation in Annex B. The orderer shall inform the entrepreneur in writing about the devices purchased, so that the orderer avoids their purchase again.

Article 6

Documentation

1.	The offer signed by both parties shall be considered an annex of the agreement.
2.	The enterprise agreement is signed by both parties.
3.	The constructive and assembling project of the reservoir.
4.	Schedule of the works signed by both parties.
5.	Quotations of the works carried out on monthly basis.
6.	Supply Offer with the entrepreneur’s materials.
7.	In the event of observing inaccuracies in the technical documentation, for the purpose of constructive realization of the plant and also its assembling, the entrepreneur should inform the orderer within 2 (two) days and also provide the respective technical solutions. The entrepreneur cannot make any changes or purchases of the materials without the approval of the orderer.
8.	If the clarification of the inaccuracies of the technical documentation requires an interruption of the manufacturing and assembling works, then the terms of their realization shall be agreed between and by both parties and the new working schedule shall be signed by both parties.

Article 7

Method of payment

The payments shall be executed on monthly basis upon the submission and delivery of the quotation of the monthly works performed, according to the approved project and the VAT invoice within 10 (ten) days of the successive month. For special cases due to working needs and upon the consent of both parties, advance payments may be executed as the need may arise.

Article 8

Entrepreneur’s obligations

-	Realization of the object of agreement in conformity with the technical requirements and conditions of the constructive project and assembling of the plant and the lines entirely, the fire protection systems with foam solution, water freezing and cooling and all the other components of the reservoir, mechanic and technological works according to the technological scheme in Annex A, attached to this agreement;
-	Realization of the object of agreement within the time limits defined in the realization schedule and approved by both parties (Annex C of Agreement);
-	Ensuring the means and instruments, materials and welding device, cranes, metallic frames, electrodes for welding, gas and oxygen;
-	Transport and insurance of its personnel (social and medical insurance and the technical security rules);
-	Compile monthly quotations and the final quotation of the works performed and hand it over to the orderer within the term, accompanied by the VAT invoice;
-	Realize the object of agreement with a high technical quality;
-	Repair the defects observed upon the specialized control of the welding lines, etc during the hydrostatic testing of the reservoir.

Article 9

Orderer’s obligations

-	Ensure the electrical energy supply and drinking water supply;
-	Ensure the protection of the object and its lighting for works carried out during the night;
-	Effect the payment according to the article 7 of the agreement;
-	Verify the works performed according to the quotations submitted by the entrepreneur;
-	Undertake the specialized technical inspection of the works performed with regard to welding lines, assembling quality of the lines within 2 (two) weeks from the confirmation date of the termination of the works for the realization of the project by the entrepreneur.
-	Upon the termination of the works and compilation of the final quotation, undertake the inspection of the works made and take over the object.
-	With regard to additions and changes in the project, he is bound in cooperation with the entrepreneur to compile a schedule of the additional works accompanied by respective quotations;
-	Upon the observation of the defects during the inspection, he requires the entrepreneur to make the repairs.
-	Failure to make the repairs of the observed defects on due time constitutes an event of indemnity.

Article 10

Testing and acceptance

-	Specialized testing of the object is carried out by the orderer at his expenses;
-	The testing results are summarized documented in a form of acceptance. The observed defects resulting from the work of the entrepreneur, and retesting shall be made at his expenses;
-	Defects resulting from the works and manufacture of third parties, retesting shall be made at the expenses of the orderer.

Article 11

Guarantees

-	The entrepreneur guarantees the security and high quality for the realization of the metallic construction through the welding of the reservoir in particular and their assembling and lines of the plant in its entirety;
-	The guarantee period for the normal operation of the object assembled within the technical requirements and conditions of the project is 6 (six) months from the operation date.
-	The defects arising during the period of the guarantee shall be repaired by the entrepreneur at his expenses.

Article 12

Competences of disputes’ settlement

The parties commit to solve their disputes in understanding. If they fail to settle the disputes in understanding, both parties agree address to Tirana Court as the competent authority to settle the conflict.

Article 13

Sanctions

The orderer:

The realization time of the works schedule shall be postponed for every day of delay in the materials’ supply.

The Entrepreneur:

For every day of delay in handing over the object, from the hand over term specified in the article 4, the Entrepreneur shall pay an indemnity equal to the extent of 2/1000 for every day exceeding the defined term based on the overall value of the agreement according to the article 5.

Article 14

Miscellaneous

For any issue not expressly provided in the agreement, the parties may refer to the Civil Code of the Republic of Albania. This agreement is compiled in two copies, one for each party.

The Entrepreneur	The Orderer
/s/Pavli Vallja	Petrosonic Albania Sh.a
Signature	/s/Art Agolli
Authorized Represetative
Signature

ANNEX A

Schematic representation of the bitumen production plant in Mbrostar

Prepared by Engineer V. KLLAPI

ANNEX B

QUOTATION

OBJECT: Technological connections to the bitumen plant in Mbrostar

Investor: The company _________________ sh.p.k Fier

No.	Analysis	Denomination of works	Unit	Quantity	Price	ALL Value	USD Value
1.		FV Pipe ø60x4 mm ml 180	kg	1010	228	230280
2.		FV Pipe ø89x4.50 mm ml 120	kg	1140	224	255360
3.		FV Pipe ø76x4 mm ml 100	kg	840	224	188160
4.		FV Pipe ø114x5 mm ml 180	kg	2430	224	544320
5.		FV Pipe ø159x6 mm ml 45	kg	1065	224	238560
6.		FV Pipe ø32x3 mm ml 75	kg	225	230	51750
7.		FV Flange Dn 30-16	piece	22	620	13640
8.		FV Flange Dn 30-16	piece	30	1350	40500
9.		FV Flange Dn 50-16	piece	38	1930	73340
10.		FV Flange Dn 80-16	piece	52	2880	149760
11.		FV Flange Dn 100-16	piece	8	3750	30000
12.		FV Flange Dn 150-16	piece	8	4320	34560
13.		FV Vent Dn 20-16	piece	12	4800	57600
14.		FV Vent Dn 50-25	piece	14	13800	13800
15.		FV Taps Dn 50-16 Ansi	piece	18	17700	318600
16.		FV Taps Dn 80-16 Ansi	piece	10	26080	260800
17.		FV Taps Dn 100-16 Ansi	piece	25	31250	781250
18.		FV Taps Dn 150-16	piece	3	45600	136800
19.		FV Elbow ø30	piece	15	1200	1200
20.		FV Elbow ø60-5 mm	piece	22	1800	39600
21.		FV Elbow ø89-5 mm	piece	30	3800	114000
22.		FV Elbow ø114x6 mm	piece	40	5800	232000
23.		FV Elbow ø150-7 mm	kg	8	7600	60800
24.		FV construction profiles U240x8	kg	800	172	137600
25.		FV profile 60x60x5 ml 35	kg	220	174	38280
26.		FV profile 40x40x4 ml 60	kg	260	178	46280
27.		FV Manometer 0-16 at	piece	10	3200	32000
28.		FV bitumen pump 3”+ 4”, 4 bar	piece	5	650000	3250000	Ps
29.		Reservoir thermal isolation 120 m3 30m3	m2	310	3800	1178000
30.		Painting the reservoirs and pipe	m2	750	440	330000
31.		FV Bolts M12, 16, 20	kg	85	480	40800
32.		FV security valve in reservoirs	piece	10	75000	750000	Ps
33.		FV centrifugal gasoline pump, P11 KW	piece	2	480000	960000	ps
34.		FV measuring level in the reservoir	piece	7	88000	616000
35.		FV electrical generator 30 kw	piece	1	2000000	2000000
36.		FV electrical panel P 30 kw	piece	2	240000	480000
37.		FV cable 4x10 mm	Ml	165	620	102300
38.		FV cable 4x6 mm	Ml	160	320	51200
39.		FV cable 4x5.5 mm	Ml	125	160	20000

40.	FV electrical push button	piece	14	5800	81200
41.	FV lights 500 w	piece	6	6800	40800
42.	FV zinc pillars 9 m per light	piece	5	33000	165000
43.	FV various washers	piece	110	300	33000
44.	FV pump and reservoir grounding	piece	16	1050	16800
45.	FV construction sites in reservoirs	kg	800	186	148800
46.	FV quantity gauge 0-1000 l, 3”+ 4”	m2	4	820000	3280000	Ps
Amount 1		17664740
Reserve fund	5%	883237
Amount 2		18547977	181843
VAT	20%	3709595
Amount VAT included		22257572	218212

Prepared by:

Eng. V.Kllapi

Eng. V. Moço

QUOTATION

CONSTRUCTION OF THE FIRE EXTINGUISHING SYSTEM

OBJECT: Bitumen production plant in Mbrostar, Fier

No.	Analysis	Denomination of works	Unit	Quantity	Price	ALL Value	USD Value
1.		FV foam tank S 2000 set	piece	1	650000	650000	`ps
2.		FV water reservoir 50m3	piece	1	889800	889800
3.		FV foam camera 2 +4” 1000l/min	piece	8	130000	1040000	ps
4.		FV foam mixer 4”	piece	2	160000	320000	Ps
5.		FV water hydrant 3”	piece	6	21000	126000
6.		FV water pump, q1000l/min, p11kw	piece	1	350000	350000	Ps
7.		FV Pipe ø114x5 mm ml 70	kg	950	220	209000
8.		FV Pipe ø76x4 mm ml 80	kg	640	222	142080
9.		FV Pipe ø60x4 mm ml 110	kg	605	222	134310
10.		FV Taps with lever 3”	piece	5	18500	92500
11.		FV Taps Dn 50-16	piece	5	16200	81000
12.		FV Taps Dn 100-10	piece	2	36200	72400
13.		FV Taps Dn 80-16	piece	3	29000	87000
14.		FV water spray device through pipes 2”	Set	2	8500	17000
15.		Painting the devices and connections	m2	170	440	74800
Amount 1		4285890
Reserve fund	5%	214295
Amount 2		4500185
VAT	20%	900037
Amount VAT included		5400221	36880

Prepared by:

Eng. V.Kllapi

Schematic presentation of the fire extinguishing system of the bitumen plant in Mbrostar

Water from the line

Tanks

Legend

1.	Water reservoir 30m2 piece 1
2.	Water pump P=12kw H=50m, piece 1
3.	Foam tank type S 2000, piece 1
4.	Foam room 3” CS2, piece 8
5.	Water hydrant 3”, piece 8
6.	FV Pipe ø114x5 mm ml 70
7.	FV Pipe ø76x4 mm ml 80
8.	FV Pipe ø60.3x4 mm ml 100
9.	Taps Dn 50-16, piece 8
10.	Lever taps Dn 75-10, piece 8
11.	Taps Dn 100-16, piece 3
12.	Taps Dn 80-16, piece 3

Foam room assembling in the reservoirs

reservoir

foam room type CS 2

foam solution tube

Prepared by:

Eng. V.Kllapi

License no Gj0224/2

Schematic presentation of bitumen production plant in Mbrostar – Fier

Water from the line

Tanks

Legend

1.	Diesel reservoir 120m3 piece 2
2.	Solvent reservoir 120m3 piece 2
3.	Reservoir 20m3, gravity division, piece 3
4.	Reservoir 120m3 products, piece 2
5.	Reservoir 30m3, process, piece 1
6.	Oil thermal generator
7.	Heating exchange
8.	Vibration device
9.	Gear pump P=11kw, piece 4
10.	Centrifugal pump P=11kw, piece 3
11.	Condenser

12.	FV Pipe ø114 mm ml 180
13.	FV Pipe ø60.3x4 mm ml 170
14.	FV Pipe ø32x3 mm ml 60
15.	FV Pipe ø159x6 mm ml 28
16.	Taps Api Dn 50- Pn16, piece 12
17.	Taps Dn 50- Pn16, piece 16
18.	Security valve in the reservoir Dn 4”, piece 7
19.	Level indicator in the reservoir, piece 7
20.	Quantity gauge 0-500 l/min, piece 6
21.	Taps Dn 150- 16, piece 4
22.	Taps Dn 25- Pn16, piece 12
23.	Taps Dn 80- Pn16, piece 8

Prepared by:

Eng. V.Kllapi

Company: "Pavli Vallja"

Lagja “8 Shkurti”, Fier

NIPT: K63208401I

Object: Bitumen production plant in Mbrostar, Fier

Investor: “Petrosonic Sh.a”

Constructor: "Pavli Vallja"

PARTLY QUOTATION No. 1

September 2012

No.	Description of works	Unit	Quantity	Price/unit	ALL Value
1.	FV Pipe ø114x5 mm	kg	1000	224	224000
2.	FV Pipe ø89x4.5mm	kg	300	224	67200
3.	FV Construction profile “U” 240x8	kg	800	172	137600
4.	FV Construction profile “L” 60x60x5	kg	220	174	38280
5.	FV Construction profile “L” 40x40x4	kg	260	178	46280
6.	FV Flange Dn 114-16	piece	30	2880	86400
7.	FV Flange Dn 89-16	piece	30	1930	57900
8.	FV Elbow ø114x6 mm	piece	20	5800	116000
9.	FV Elbow ø89-5 mm	piece	10	3800	38000
10.	FV Bolts M 12, 16, 20	kg	45.152	480	21673
	Amount				833333
	VAT 20%				166667
	Total amount				1000000

The Contractor	The Investor

Pavli Vallja	“Petrosonic Sh.a”